SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 2, 2004

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

ITEM 9. REGULATION FD DISCLOSURE

On June 2, 2004, Ashford Hospitality Trust, Inc. (the “Company”) issued a press release announcing that it will provide an online simulcast of its presentation to the investment community at the 2004 NAREIT Institutional Investor Forum in New York City. A copy of the press release is attached hereto as Exhibit 99.27 and is incorporated herein by reference. A copy of the Powerpoint slide show is attached hereto as Exhibit 99.28 and is incorporated by reference.

     Exhibits

99.27	Press Release of the Company dated June 2, 2004, announcing the presentation and online simulcast.

99.28	Powerpoint slide show of the June 9, 2004 presentation.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2004
ASHFORD HOSPITALITY TRUST, INC.
	By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer